Exhibit 99.A1(2)

AMENDMENT DATED FEBRUARY 14, 2008
TO
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF JANUARY 1, 1998
AND
EFFECTIVE JANUARY 13, 1998
FOR
DIAMONDS TRUST, SERIES 1
AND
SUBSEQUENT AND SIMILAR
SERIES OF THE
DIAMONDS TRUST
BETWEEN
PDR SERVICES LLC,
AS SPONSOR
AND
STATE STREET BANK AND TRUST COMPANY
AS TRUSTEE
EFFECTIVE FEBRUARY 14, 2008

THIS AMENDMENT AGREEMENT
(“AMENDMENT AGREEMENT”)
DATED AND EFFECTIVE FEBRUARY 14, 2008
BETWEEN
PDR SERVICES LLC, AS SPONSOR (“SPONSOR”),
AND
STATE STREET BANK AND TRUST COMPANY,
AS TRUSTEE (“TRUSTEE”),
AMENDS THE DOCUMENT ENTITLED
“STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF
JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998
FOR
DIAMONDS TRUST, SERIES 1
AND SUBSEQUENT AND SIMILAR SERIES OF
THE DIAMONDS TRUST
BETWEEN
PDR SERVICES LLC, AS SPONSOR
AND
STATE STREET BANK AND TRUST COMPANY AS TRUSTEE”
(HEREINAFTER REFERRED TO AS “STANDARD TERMS”),
AND THE DOCUMENT ENTITLED
“TRUST INDENTURE AND AGREEMENT
DATED JANUARY 13, 1998
INCORPORATING BY
REFERENCE STANDARD TERMS AND CONDITIONS OF TRUST
FOR
DIAMONDS TRUST, SERIES 1
DATED AS OF JANUARY 1, 1998 AND
EFFECTIVE JANUARY 13, 1998” .
(HEREINAFTER CALLED THE “TRUST INDENTURE”)
(THE STANDARD TERMS AND THE TRUST INDENTURE AND ANY AND ALL PREVIOUS AMENDMENTS THERETO HEREINAFTER CALLED THE “TRUST DOCUMENTS”).
     WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the DIAMONDS TRUST, Series 1 (“Trust”); and
     WHEREAS, all of the defined terms in this Amendment Agreement shall have the same meanings assigned to them in the Trust Documents unless as otherwise expressly altered in this Amendment Agreement; and

     WHEREAS, the parties hereto acknowledge that the Trust Documents in general, and the provisions of Section 2.04(a) of the Standard Terms in particular, require the Trustee to adjust the composition of the Portfolio from time to time to conform, to the extent practicable, to changes in the composition and/or price weightings of the Index Securities; and
     WHEREAS, the parties hereto acknowledge that the terms of Section 2.04 of the Standard Terms require the Trustee to adjust the composition of the Trust’s Portfolio any time that there is a change in the identity of any Index Security (such as substitution of one security in replacement of another or a stock split) within 3 Business Days before or after the day on which the change in the identity of such Index Security is scheduled to take effect at the close of the market; and
     WHEREAS, the parties hereto acknowledge that the terms of Section 2.04 of the Standard Terms (1) permit the Trustee to take account of stock splits and other corporate actions by adjusting the composition of the Portfolio Deposit on the day prior to the effective day of the adjustment to the Index but (2) require the Trustee to take account of changes in the identity of any Index Security by adjusting the composition of the Trust’s Portfolio Deposit following the effective day of the adjustment to the Index; and
     WHEREAS, the parties hereto intend that all adjustments made to the Portfolio, the Portfolio Securities and the Portfolio Deposits shall be effected by the Trustee so as to conform the composition and security weightings of the Portfolio, to the fullest extent practicable, to the composition and security weightings of the Index Securities in the Index; and
     WHEREAS, in furtherance of the aforesaid intention, the parties hereto desire to amend the Standard Terms to permit the Trustee to take account of changes in the identity of any Index Security by adjusting the composition of the Trust’s Portfolio Deposit within one Business Day before or after the effective day of the adjustment to the Index, as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
     1. Section 2.04 of the Standard Terms shall be amended by adding an additional paragraph lettered “o” to the end of the section following the paragraph lettered “n”.
     2. The entirety of paragraph “o” shall read as follows:
“o. Notwithstanding the foregoing, the Trustee shall be permitted to take account of changes in the identity of any Index Security (such as substitution of one security in replacement of another) resulting from a change to the Index by adjusting the composition of the Portfolio Deposit within one (1) Business Day before or after the effective day of the adjustment to the Index at the close of the market.”

     3. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraph (1) of this Amendment Agreement is made to cure any ambiguity or to correct or supplement any provision thereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising thereunder as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.
     4. Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.
     5. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.
     6. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor
By:	/s/ Clifford J. Weber
	Name:	Clifford J. Weber
	Title:	President

ATTEST:	/s/ Marija Willen
TITLE:	Vice President & Associate General Counsel, American Stock Exchange

STATE STREET BANK AND TRUST COMPANY, as Trustee
By:	/s/ Gary L. French
	Name:	Gary L. French
	Title:	Senior Vice President

ATTEST:	/s/ Ryan M. Louvar

TITLE:	Vice President and Senior Counsel

     STATE OF NEW YORK        )
                             : ss.:
     COUNTY OF NEW YORK    )
     On the 14th day of February in the year 2008 before me personally came to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.
Deborah E. Ferraro

Notary Public

     COMMONWEALTH OF MASSACHUSETTS )
                             : ss.:
     COUNTY OF NORFOLK                                      )
     On this 14th day of February in the year 2008 before me personally appeared Gary French to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.
/s/ Timothy P. Walch
Notary Public

CERTIFICATE OF STATE STREET BANK AND TRUST COMPANY
AS TO COMPLIANCE WITH SECTION 10.01(a)
OF THE STANDARD TERMS AND CONDITIONS OF
TRUST FOR THE DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1,1998, as amended
(THE “STANDARD TERMS”)
          The undersigned, as Senior V.P. of State Street Bank and Trust Company (the “Trustee”), does hereby certify in the name and on behalf of the Trustee, that, as of the date hereof:
1. I am a duly appointed and qualified Senior V.P. of the Trustee, acting as such;
2. I have both read and understood the text of the Amendment Agreement dated February 14, 2008 between PDR Services LLC, as Sponsor of the Trust and the Trustee (the “Amendment Agreement”); and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners, of the Trust.
          IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Trustee this 14th day of February, 2008.

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gary L. French
	Name:	Gary L. French
	Title:	Senior Vice President